EXHIBIT (10)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TFLIC Separate Account VNY of our report dated April 23, 2018 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 26, 2018, relating to the financial statements of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 26, 2018